                                                                        Form 8-K
                                                                      Exhibit 99

                                 [OILGEAR LOGO]



NEWS RELEASE                                FOR ADDITIONAL INFORMATION CONTACT:
                                            David A. Zuege (414) 327-1700
FOR IMMEDIATE RELEASE


                      OILGEAR REPORTS FIRST QUARTER RESULTS


MILWAUKEE, WIS., MAY 13, 2003....The Oilgear Company (NASDAQ/NMS:OLGR) today reported sales and earnings for the first quarter ended March 31, 2003.

The manufacturer of fluid power components and electronic controls posted sales of $20,214,000 for the first quarter of 2003, compared to sales of $20,597,000 for the same period in 2002. The company reported a loss of $969,000 or $0.50 per share for the first quarter of 2003, compared to net earnings of $24,000 or $0.01 per share in the first quarter of 2002.

"The lower first quarter sales reflect the continued weakness in the fluid power markets and our very weak fourth quarter order level. Domestic shipments were off by 20.5% from the first quarter of 2002. This decline in domestic shipments was partially offset by an increase in European revenues, which was due in approximately equal parts to a large forging order received in 2002 and the reduced value of the dollar," said David A. Zuege, president and chief executive officer of Oilgear.

Zuege said margins suffered in the first quarter of 2003 due to the severe price competition brought on by the long downturn in the industry, the decrease in domestic sales which resulted in lower utilization of the company's production facilities and increased costs for health insurance, pension costs and general insurance.


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Orders in the first quarter of 2003 were $23.7 million, up 14.0% from the first quarter of 2002 and up 43.1% from the weak order level of the fourth quarter of 2002. Backlog reached $33.0 million at the end of the first quarter, up 11.9% from the backlog of $29.6 at the end of fiscal 2002.

At the annual meeting of shareholders held today, the shareholders elected Hubert Bursch, Roger H. Schroeder, and David A. Zuege as directors to serve until the annual meeting of 2006. The shareholders also approved the amendment and restatement of the company's stock option plan, which increased the number of shares available for grants by 50,000 shares and eliminated the ability to grant replacement options.

A leader in the fluid power industry, The Oilgear Company provides advanced technology in the design and production of unique fluid power components and electronic controls. The company serves customers in the primary metals, machine tool, automobile, petroleum, construction equipment, chemical, plastic, glass, lumber, rubber and food industries. Its products are sold as individual components or integrated into high performance applications.


Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following could impact the business and financial prospects of the Company: factors affecting the Company's international operations, including fluctuations in currencies, changes in laws and political or financial insecurity of foreign governments; factors affecting the Company's ability to hire and retain competent employees, including unionization of non-union employees and strikes or work stoppages; factors affecting the economy generally, including an economic slowdown and other conditions that could reduce demand for the Company's products; decrease in stock price as a result of market conditions; changes in the law or standards applicable to the Company, including environmental laws and accounting pronouncements; availability of raw materials; unanticipated technological developments that result in competitive disadvantages and may impair existing assets; and factors set forth in the Company's periodic reports filed with the SEC in accordance with the Securities Exchange Act. Shareholders, potential investors and other readers are urged to consider these factors and those set forth in the company's filings with the SEC carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



                                     -more-

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                               THE OILGEAR COMPANY
                   CONSOLIDATED CONDENSED OPERATING STATEMENT
                                   (Unaudited)

                                                                            Three Months Ended March 31,
                                                                            ----------------------------
                                                                           2003                        2002
                                                                           ----                        ----
Net sales..........................................................   $   20,214,000              $   20,597,000
Cost of sales                                                             15,990,000                  15,596,000
                                                                      --------------              --------------
    Gross profit...................................................   $    4,224,000              $    5,001,000
Operating expenses                                                         4,897,000                   4,597,000
                                                                      --------------              --------------
    Operating income (loss)........................................   $     (673,000)             $      404,000
                                                                      ---------------             --------------
Interest expense                                                             328,000                     285,000
Other income ......................................................          169,000                       4,000
                                                                      --------------              --------------
Earnings (loss) before income taxes................................         (832,000)                    123,000
Income taxes.......................................................          121,000                      47,000
                                                                      --------------              --------------
Net earnings from minority interest................................           16,000                      52,000
                                                                      --------------              --------------
    Net earnings (loss)............................................   $     (969,000)             $       24,000
                                                                      ===============             ==============
Basic earnings per share of common stock...........................   $        (0.50)             $         0.01
                                                                      ===============             ==============
Diluted earnings per share of common stock.........................   $        (0.50)             $         0.01
                                                                      ===============             ==============
Basic weighted average outstanding shares..........................        1,955,000                   1,943,000
Diluted weighted average outstanding shares........................        1,955,000                   1,946,000







                                     -more-

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                               THE OILGEAR COMPANY
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   (Unaudited)


                                                                      MARCH 31, 2003             December 31, 2002
                                                                      --------------             -----------------
ASSETS

Current Assets
     Cash and cash equivalents.....................................   $    4,068,000              $    4,126,000
     Accounts receivable...........................................       14,382,000                  14,948,000
     Inventories...................................................       20,905,000                  21,556,000
     Other current assets..........................................        4,592,000                   3,487,000
                                                                       -------------              --------------
          Total current assets.....................................   $   43,947,000              $   44,117,000
                                                                      --------------              --------------
Net property plant and equipment...................................       20,728,000                  21,149,000
Other assets.......................................................        1,849,000                   1,761,000
                                                                       -------------              --------------
                                                                      $   66,524,000              $   67,027,000
                                                                      ==============              ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Current debt..................................................   $    1,983,000              $    2,209,000
     Accounts payable..............................................        6,365,000                   5,909,000
     Other current liabilities.....................................        8,310,000                   9,310,000
                                                                       -------------              --------------
          Total current liabilities................................   $   16,658,000              $   17,428,000
                                                                      --------------              --------------
Long-term debt.....................................................       21,892,000                  20,986,000
Unfunded employee benefit costs....................................       22,752,000                  22,868,000
Other non-current liabilities......................................        1,060,000                   1,027,000
                                                                       -------------              --------------
     Total liabilities.............................................   $   62,362,000              $   62,309,000
                                                                      --------------              --------------
Minority interest in consolidated subsidiary.......................          874,000                     858,000
Shareholders' equity...............................................        3,288,000                   3,860,000
                                                                       -------------              --------------
                                                                      $   66,524,000              $   67,027,000
                                                                      ==============              ==============